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                                   EXHIBIT 5

                           OPINION OF KUTAK ROCK LLP

                               December 4, 2000

Board of Directors
First National of Nebraska, Inc.
One First National Center
Omaha, NE 68102

       Re: First National of Nebraska, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to First National of Nebraska, Inc., a Nebraska corporation (the "Company") in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 5,000 shares of the Company's common stock, par value $5.00 per share (the "Common Stock"), issuable pursuant to the exercise of certain stock options (the "Stock Options") which may be granted to directors, officers and other key employees of the Company and of any present or future subsidiaries of the Company under the terms of the Senior Management Stock Option Plan (the "Stock Option Plan") and options (the "OPT Options") to purchase shares in certain registered mutual funds under the terms of the Senior Management Option Plan (the "OPT Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K. In rendering this opinion, we have reviewed the Company's charter documents, the Stock Option Plan, the OPT Plan, the corporate proceedings taken by the Company in connection with the establishment and administration of the Stock Option Plan, the OPT Plan and such other matters, documents and law as we have deemed necessary for purposes of this opinion. Based on, and subject to the foregoing, it is our opinion that the shares of Common Stock, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and nonassessable.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan, the Stock Options, the OPT Options or the Common Stock.

                                 Very truly yours,


                                 /s/ KUTAK ROCK LLP
                                 KUTAK ROCK LLP

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